EXHIBIT 99.1

Zanett Positions for 2006 Profitability

Acquisition & Organic Growth Strategy Affirmed

NEW YORK--Feb. 10, 2006--Zanett Inc. ("Zanett", "Company") today announced highlights of its fiscal year 2006 Strategic Initiatives and Financial Plan targeting full fiscal year 2006 profitability:

2006 Financial Goals

- Significant organic revenue growth currently forecasted from continuing operations.
- Corporate Overhead Expenses to be cut by more than 30%.
- Fiscal Year 2006 comparable results ("comps") to benefit from one-time year-end 2005 non-cash charges of up to $2.0 million, primarily related to the sale of a discontinued or non-performing hardware group.

2006 Strategic Initiatives

- Government sector acquisitions targeted to increase homeland defense footprint
- Commercial sector acquisitions targeted to increase the breadth and geography of Oracle service offerings.
- Leveraging of commercial capabilities to win Department of Defense transformation contracts.

Management Alignment

At a special meeting of the Company's Board of Directors several management changes were made to take effect today

- Claudio Guazzoni, current President and newly elected Chairman of the Board, to assume the title of CEO, replacing David McCarthy.
- Jack Rapport, current CFO, promoted to Zanett President.
- Ken DeRobertis, current comptroller, promoted to CFO.

David McCarthy, outgoing CEO, stated, "As a founding entrepreneur in this company, I take great pride having led Zanett from $0 to almost $40 million in business revenue during its initial phase of development. Our 2006 plan to continue acquiring while accelerating organic growth and focusing on the bottom-line is sound and has my support. The management team for our next stage of development is stellar and I believe the shareholders will be pleased with their results."

About Zanett (www.zanett.com)

Zanett is an information technology ("IT") company that provides customized, mission-critical IT solutions to Fortune 500 corporations, mid-market companies, and classified government agencies involved in Homeland Defense and Homeland Security. The Company operates in two segments: Government Solutions and Commercial Solutions.

The Government Solutions segment specializes in providing advanced software and satellite engineering services with domain area expertise in the realm of classified geospatial data exploitation and representation as well as IT infrastructure related to Homeland Defense and Homeland Security.

The Company's Commercial Solutions segment provides full lifecycle, high value, end-to-end business solutions including services to initiate, develop and implement e-business systems, application development, project management, business analysis, architecture design, package customization, testing and quality assurance and implementation management, implementation of ERP, supply chain management ("SCM") and customer relationship management ("CRM") systems, and voice and data communications network integration solutions that include the provision of hardware, peripheral equipment and telecommunications lines for voice and data communications networks as well as related security and design services.

Zanett is headquartered in New York City and has offices in Boston, Cincinnati, Indianapolis, and Denver. Founded in 2000, Zanett is listed on the NASDAQ Capital Market under the symbol ZANE.

PLEASE READ THE FOLLOWING

Certain statements in this news release regarding projected results of operations or, projected results of financial plans or future strategies and initiatives, including, but not limited to, projections of revenue, projections of profitability, any and all future expectation, and plans for future activities may and should be regarded as "forward looking statements" within the meaning of the Securities Litigation Reform Act. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause Zanett, Inc.'s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Zanett currently is considering, but in reality may or may not in the future implement any or all of the items and issues listed in any planned budget or strategic initiative, due to, among other things, such known and unknown risks, uncertainties and other factors. Circumstances do change, and when the facts change, Zanett shall endeavor to remain as flexible as possible, and adjust its strategy accordingly. Zanett, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, change in strategy, or otherwise. The abovementioned listing of risks and uncertainties is not inclusive. For a more detailed discussion of some of the risks and uncertainties that may affect Zanett, Inc., see Zanett, Inc.'s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2004 and its Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005 and September 30, 2005.

Contact:
BPC Financial Marketing
John Baldissera, 800-368-1217